Artisan Partners Asset Management Inc. Reports April 2016 Assets Under Management
Milwaukee, WI - May 10, 2016 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of April 30, 2016 totaled $97.6 billion. Separate accounts accounted for $45.3 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $52.3 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of April 30, 2016 - ($ Millions)
Global Equity Team
Non-U.S. Growth	28,276
Non-U.S. Small-Cap Growth	1,222
Global Equity	952
Global Small-Cap Growth	122

U.S. Value Team
U.S. Mid-Cap Value	7,198
U.S. Small-Cap Value	419
Value Equity	1,720

Growth Team
U.S. Mid-Cap Growth	14,114
U.S. Small-Cap Growth	2,094
Global Opportunities	7,746

Global Value Team
Non-U.S. Value	17,029
Global Value	14,357

Emerging Markets Team
Emerging Markets	207

Credit Team
High Income	1,452

Developing World Team
Developing World	667

Firm Total	$97,575

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com